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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 2001


                          INSIGHT HEALTH SERVICES CORP.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              DELAWARE                    0-28622                33-0702770
   (STATE OR OTHER JURISDICTION        (COMMISSION            (I.R.S. EMPLOYER
         OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NO.)


          4400 MACARTHUR BOULEVARD, SUITE 800, NEWPORT BEACH, CA 92660
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (949) 476-0733
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On October 17, 2001, InSight Health Services Corp. ("InSight") was acquired by InSight Health Services Holdings Corp., a Delaware corporation ("Parent"). The acquisition was consummated by merging (the "Merger") InSight Health Services Acquisition Corp. ("Acquisition Corp."), a Delaware corporation and wholly owned subsidiary of Parent, with and into InSight whereby InSight became the wholly-owned subsidiary of Parent pursuant to an Agreement and Plan of Merger, dated as of June 29, 2001, as amended, by and among InSight, Acquisition Corp. and Parent (the "Merger Agreement"). J.W. Childs Equity Partners II, L.P. and an affiliate own approximately 80% of Parent's common stock. Halifax Capital Partners, L.P. and an affiliate own approximately 20% of Parent's common stock.

The Merger Agreement was adopted and the Merger approved by holders of a majority of the outstanding shares of InSight common stock and preferred stock at a special meeting of stockholders held on October 17, 2001. General Electric Company, GE Fund and various entities associated with The Carlyle Group, collectively the holders of approximately 69.5% of InSight's common stock, voted to adopt the Merger Agreement and approve the Merger in accordance with the terms of their voting agreements with InSight (collectively, the "Voting Agreements").

Pursuant to the Merger Agreement, as a result of the Merger (i) each outstanding share of InSight's common stock, par value $0.001 per share (the "Common Stock") was converted into the right to receive $18.00 in cash, and (ii) each outstanding option and warrant to purchase Common Stock was cancelled and converted into the right to receive the difference between $18.00 and the exercise price of such option or warrant.

The Merger was financed with funds obtained from: (1) $200 million of unsecured senior subordinated bridge financing provided by Banc of America Bridge LLC,
(2) borrowings under a $275 million senior credit facility provided by Bank of America, N.A. and a syndicate of other financial institutions, (3) an equity investment in Parent of approximately $98.1 million by J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and certain of their affiliates and (4) management options and common stock rollover with a total net value of approximately $1.9 million. For more information regarding these financings, see the definitive proxy statement filed by InSight with the Securities and Exchange Commission (the "Commission") on September 25, 2001.

Pursuant to the Merger Agreement, InSight's board of directors was replaced with the board of directors of Acquisition Corp., which, at the consummation of the Merger, consisted of the following individuals: Steven G. Segal, Edward D. Yun, Michael N. Cannizzaro, Mark J. Tricolli, David W. Dupree, Kenneth M. Doyle and Steven T. Plochocki.

On October 17, 2001 InSight filed a Certification and Notice of Termination of Registration (Form 15) with the Commission to effectuate the deregistration of the Common Stock. As of the close of business on October 17, 2001 InSight's Common Stock was voluntarily delisted from the NASDAQ stock market.

The Merger Agreement, Second Amendment to the Agreement and Plan of Merger, Voting Agreements and the Press Release are attached hereto as Exhibits 2.1, 2.2, 10.1, 10.2, 10.3 and 99.1, respectively.


                                ITEM 7. EXHIBITS

2.1 Agreement and Plan of Merger, dated as of June 29, 2001, by and among Parent, Acquisition Corp. and InSight (incorporated by reference to Exhibit 2.1 to InSight's Report on Form 8-K filed with the Commission on July 2, 2001)

2.2 Second Amendment to Agreement and Plan of Merger dated as of October 9, 2001, by and among Parent, Acquisition Corp. and InSight (incorporated by reference to Exhibit 2.1 to InSight's Report on Form 8-K filed with the Commission on October 9, 2001)

10.1 Voting Agreement, dated as of June 29, 2001, by and among Parent, Acquisition Corp. and Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, State Board of Administration of Florida, Carlyle Investment Group, L.P., Carlyle-InSight International Partners, L.P., Carlyle-InSight Partners, L.P. and TC Group, L.L.C. (incorporated by reference to Exhibit 10.1 to InSight's Report on Form 8-K filed with the Commission on July 2, 2001)

10.2 Voting Agreement, dated as of June 29, 2001, by and among Parent, Acquisition Corp. and General Electric Company (incorporated by reference to
Exhibit 10.2 to InSight's Report on Form 8-K filed with the Commission on July 2, 2001)

10.3 Voting Agreement, dated as of June 29, 2001, by and among Parent, Acquisition Corp. and GE Fund (incorporated by reference to Exhibit 10.3 to InSight's Report on Form 8-K filed with the Commission on July 2, 2001)

99.1 Press Release dated October 17, 2001 announcing the completion of the Merger (filed herewith)
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INSIGHT HEALTH SERVICES CORP.


Date:  October 31, 2001              By: /s/ Thomas V. Croal
                                       -----------------------------------------
                                               Thomas V. Croal
                                               Executive Vice President and
                                               Chief Financial Officer